As filed with the Securities and Exchange Commission on June 30, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CONSUMERS FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                            23-1666392
         ------------                                            ----------
(State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)

                             1525 Cedar Cliff Drive
                               Camp Hill, PA 17011
               (Address of principal executive offices) (Zip code)


                              CONSULTING AGREEMENT
      DATED AS OF APRIL 15, 2003 BETWEEN THE REGISTRANT AND HOWARD A. SCALA

                              CONSULTING AGREEMENT
        DATED AS OF APRIL 15, 2003 BETWEEN THE REGISTRANT AND CALVIN WONG

                              CONSULTING AGREEMENT
       DATED AS OF JUNE 10, 2003 BETWEEN THE REGISTRANT AND MARK B. MOLINE

                            (full title of the plan)

                     Mr. Donald J. Hommel, President and CEO
                         Consumers Financial Corporation
                                132 Spruce Street
                           Cedarhurst, New York 11516
                     (Name and address of agent for service)

                                 (516) 792-0900
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Adam Eilenberg, Esq.
                        Ehrenreich Eilenberg & Krause LLP
                         11 East 44th Street, 17th Floor
                            New York, New York 10017
                                 (212) 986-9700



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
                                  Calculation of Registration Fee
                                 ----------------------------------


Title of securities to   Amount to be       Proposed maximum        Proposed maximum        Amount of
be registered            registered(1)   offering price per unit   aggregate offering   registration fee
                                                   (2)                    price
-----------------------  -------------  -------------------------  -------------------  -----------------
Common Stock,               300,000(3)  $                   0.30   $            90,000  $            8.01
..01 stated value per
share
-----------------------  -------------  -------------------------  -------------------  -----------------
Common Stock,                36,000(4)  $                   0.30   $            10,800  $            0.96
..01 stated value per
share
-----------------------  -------------  -------------------------  -------------------  -----------------
Common Stock,                17,000(5)  $                   0.30   $             5,100  $            0.45
..01 stated value per
 share
-----------------------  -------------  -------------------------  -------------------  -----------------
Total                         353,000                              $           105,900  $            9.42
-----------------------  -------------  -------------------------  -------------------  -----------------

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and (h) based on the average of the closing bid and ask prices as of June 25, 2003, a date which is within five business days prior to the filing of this registration statement.

(3) Represents shares of common stock issued to a consultant pursuant to the Consulting Agreement between the Registrant and Howard A. Scala.

(4) Represents shares of common stock issued to a consultant pursuant to the Consulting Agreement between the Registrant and Calvin Wong.

(5) Represents shares of common stock issued to a consultant pursuant to the Consulting Agreement between the Registrant and Mark B. Moline.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participant in the plans covered by this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange
Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  By  Reference.

     The following documents or portions thereof, as filed with the Securities and Exchange Commission by Consumers Financial Corporation, a Pennsylvania corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

     (1)  our  Annual  Report on Form 10-K for the year ended December 31, 2002;

     (2) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     (3)  our  Current  Report  on  Form  8-K  filed  on  April  30,  2003;

     (4) the description of our Common Stock, stated value $.01 per share, contained in the section entitled "Description of Securities" of the Registrant's Registration Statement; and

     (5) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (1) above.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item  4.  Description  of  Securities.

Not  Applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel.

Not  Applicable

Item  6.  Indemnification  of  Directors  and  Officers.

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters. Section 1741 provides that a


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corporation  shall  have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 1742 provides that a corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation. Indemnification shall not be made under Section 1742 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Section 1743 provides that to the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 or 1742 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him or her in connection therewith.

Section 1744 provides that, unless ordered by a court, any indemnification under
Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and the determination will be made by (i) the board of directors by a majority vote of a quorum of directors who were not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

Section 1745 provides that expenses incurred by a representative in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to repay the amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw,


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
agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any representative against any liability incurred by him or her in his or her capacity as a representative, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17D of the BCL.

Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17D of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.


Item  7.  Exemption  From  Registration  Claimed.

Not  Applicable.

Item  8.  Exhibits.

The following is a complete list of exhibits filed as a part of this registration statement:

       Exhibit  No.                          Document
       ------------                          --------

     4.1 Provisions of the Articles of Incorporation of Consumers Financial Corporation that define the rights of security holders of Consumers Financial Corporation.

     4.2 Provisions of the By-Laws of Consumers Financial Corporation that define the rights of security holders of Consumers Financial Corporation.

     4.3 Consulting Agreement dated as of April 15, 2003 by and between Consumers Financial Corporation and Calvin Wong.

     4.4 Consulting Agreement dated as of April 15, 2003 by and between Consumers Financial Corporation and Howard A. Scala.

     4.5 Consulting Agreement dated as of June 10, 2003 by and between Consumers Financial Corporation and Mark B. Moline.

     5.1            Opinion of Ehrenreich Eilenberg & Krause, LLP.

     23.1           Consent of Ehrenreich Eilenberg & Krause, LLP. (Included in
                    Exhibit 5.1).

     23.2           Consent of Stambaugh Ness, PC.

     24.1 Power of Attorney (included on the signature page of this Registration Statement).


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Item  9.  Undertakings.

(a)  The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter


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has  been  settled  by  controlling  precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cedarhurst, State of New York, on June 26, 2003.

                             CONSUMERS  FINANCIAL  CORPORATION

                             By:  /s/  Donald  J.  Hommel
                             -------------------------
                             Donald  J.  Hommel
                             Chief Executive Officer and Chief Financial Officer

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald J. Hommel his true and lawful attorney-in-fact and agent with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                     TITLE                         DATE
--------------------------  ------------------------------------------  -------------


/s/ Donald J. Hommel        President, Chief Executive Officer, Chief
--------------------------
Donald J. Hommel            Financial Officer and Director (Principal   June 26, 2003
                            Financial Officer)

/s/ Jack Ehrenhaus          Chairman and Director
--------------------------
Jack Ehrenhaus                                                          June 26, 2003

/s/ William T. Konczynin    Director
--------------------------
William T. Konczynin, M.D.                                              June 26, 2003


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